UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Medley Capital Corporation

(Name of Registrant as Specified In Its Charter)

NexPoint Advisors, L.P.

NexPoint Advisors GP, LLC

Highland Global Allocation Fund

Highland Capital Management Fund Advisors, L.P.

Strand Advisors XVI, Inc.

Highland Select Equity Master Fund, L.P.

Highland Select Equity Fund GP, L.P.

Highland Select Equity GP, LLC

Highland Capital Management, L.P.

Strand Advisors, Inc.

James D. Dondero

Stephen Mongillo

Mark Goglia

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEXPOINT ADVISORS, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

IMPORTANT: PLEASE READ THESE MATERIALS

May 13, 2019

Dear Fellow Stockholder:

NexPoint Advisors, L.P. (together with the other members of the NexPoint Group (as defined in the attached proxy statement)) are collectively the beneficial owners of an aggregate of 335,100 shares of common stock, par value $0.001 per share (the “Common Stock”), of Medley Capital Corporation (“MCC” or the “Company”). We are writing to you regarding the Company’s annual meeting of stockholders scheduled to be held on Tuesday, June 4, 2019 at 12:00 p.m., Eastern time, at the offices of Eversheds Sutherland (US) LLP located at 1114 Avenue of the Americas, 40th Floor, New York, New York 10036, including any adjournments or postponements thereof and any meeting that may be called in lieu thereof by the Company (the “Annual Meeting”).

As you may know, the Company previously announced a series of transactions pursuant to which the Company would merge with Sierra Income Corporation (“Sierra”) and by which Medley Management Inc. (“MDLY”) would merge with a wholly-owned subsidiary of Sierra (collectively, the “Medley Mergers”). On February 11, 2019, FrontFour Capital Group LLC and FrontFour Master Fund, Ltd. filed a stockholder class action complaint in the Court of Chancery of the State of Delaware against defendants Brook Taube, Seth Taube, Jeff Tonkel, Mark Lerdal, Karin Hirtler-Garvey, John E. Mack, Arthur S. Ainsberg, MDLY, Sierra and the Company, alleging that the individuals named as defendants breached their fiduciary duties to the Company’s stockholders in connection with the Medley Mergers, and that MDLY and Sierra aided and abetted those alleged breaches of fiduciary duties. As we discuss in more detail in the attached proxy statement, the Delaware Chancery Court issued a Memorandum Opinion on March 11, 2019 (the “Opinion”) holding, in part, that the Company’s directors violated their fiduciary duties in approving the Medley Mergers.

As a result of these recent events, we believe meaningful changes to the composition of the Board are necessary in order to ensure that the Company is being run in a manner consistent with your best interests. While we were pleased that the Board appointed David A. Lorber and Lowell W. Robinson on April 15, 2019 to fill the vacancies resulting from the resignations of Mark Lerdal and John E. Mack, we believe two additional independent directors are necessary to protect your interests and your investment in the Company. As such, we urge you to act now to:

Vote FOR our competing slate of two director nominees, nominated by Highland Select Equity Master Fund, L.P., a member of the NexPoint Group, and named in the attached proxy statement and proxy card, to serve on the Board for the terms specified in the attached proxy statement.

We believe that the Board will greatly benefit from the addition of directors with relevant skill sets and a shared objective of enhancing value for the benefit of all MCC stockholders. The individuals that we have nominated are highly-qualified, capable and ready to serve the stockholders of MCC. Even though we are seeking to become the Company’s external investment adviser, we believe our nominees – who are unaffiliated with any members of the NexPoint Group – will act solely in the best interests of all MCC stockholders. We further believe that electing our two director nominees will deliver an appropriate message to the remaining directors who approved the Medley Mergers regarding their obligations to the Company’s stockholders.

While we make no recommendation with respect to the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019, we intend to vote our shares FOR this proposal.

To assist you with your decision, we have provided a set of questions and answers beginning on page 4 of the attached proxy statement (the “Q&A”). The NexPoint Group urges you to carefully consider the Q&A together with the other information contained in the attached proxy statement and then support its efforts by voting your shares today by signing, dating and returning the enclosed BLUE proxy card in the postage paid envelope provided or vote through the Internet (which is an option for voting on behalf of beneficial owners but not for voting by stockholders of record of shares of Common Stock). The attached proxy statement and BLUE proxy card are first being furnished to the stockholders on or about May 13, 2019.

Your vote is important. Please DISCARD any WHITE proxy card you have received from the Company. If you have already sent a proxy card furnished by the Company’s management to the Company, we urge you to revoke it and change your vote by signing, dating and returning today the enclosed BLUE proxy card in the postage paid envelope provided. ONLY YOUR LATEST DATED PROXY CARD COUNTS!

Thank you for your support,

NexPoint Advisors, L.P.

If you have any questions or need assistance voting your shares of Common Stock, please call:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll–Free at: 866-342-2676

Email: MCC@dfking.com

You may also contact the NexPoint Group via email at Medley@NexPointAdvisors.com.

PROXY STATEMENT OF THE NEXPOINT GROUP

IN CONNECTION WITH

THE 2019 ANNUAL MEETING OF STOCKHOLDERS OF

MEDLEY CAPITAL CORPORATION

TO BE HELD ON JUNE 4, 2019

12:00 P.M., EASTERN TIME

DATED MAY 13, 2019

This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Medley Capital Corporation (“MCC” or the “Company”) by the NexPoint Group (as defined below), who beneficially own, in the aggregate, 335,100 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). We are writing to you because we believe that, for the reasons described herein, the Company’s current board of directors (the “Board”) (aside from the recently appointed directors) has failed to act in your best interest. As a result, to protect your interests and your investment in the Company, we urge you to elect new directors for the Company at the upcoming annual meeting of stockholders scheduled to be held on June 4, 2019, at 12:00 p.m., Eastern time, at the offices of Eversheds Sutherland (US) LLP located at 1114 Avenue of the Americas, 40th Floor, New York, New York 10036, including any adjournments or postponements thereof and any meeting that may be called in lieu thereof by the Company (the “Annual Meeting”).

We encourage you to vote your shares by attending the Annual Meeting, through the Internet (which is an option for voting on behalf of beneficial owners but not for voting by stockholders of record of shares of Common Stock), or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying BLUE proxy card, or authorize your proxy through the Internet (which is an option for voting on behalf of beneficial owners but not for voting by stockholders of record of shares of Common Stock), and your vote is received in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. This Proxy Statement and the enclosed BLUE proxy card are first being furnished to stockholders on or about May 13, 2019.

This Proxy Statement and the enclosed BLUE proxy card are being furnished to stockholders of the Company by the NexPoint Group in connection with the solicitation of proxies from the Company’s stockholders for the following proposals:

1.

To vote FOR a competing slate of two (2) director nominees, nominated by the NexPoint Group and named in this Proxy Statement and in the proxy card, to serve on the Board each for a term expiring in 2022;

2.	To vote FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019; and

3.	To transact such other business as may properly come before the Annual Meeting.

The Company has set the close of business on April 9, 2019 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting. The principal executive offices of the Company are located at 280 Park Avenue, 6th Floor East, New York, NY 10017. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

According to the Company, as of the Record Date there were 54,474,211 shares (“Shares”) of Common Stock outstanding and entitled to vote. Holders of the Shares are entitled to one vote per Share. As of the Record Date, the NexPoint Group beneficially owned, in the aggregate, 335,100 Shares. The NexPoint Group intends to vote such Shares for the election of the slate of director nominees nominated by the NexPoint Group.

The NexPoint Group (or “we”) consists of NexPoint Advisors, L.P. (“NexPoint”), NexPoint Advisors GP, LLC (“NexPoint Advisors GP”), Highland Global Allocation Fund (“Global Fund”), Highland Capital

Management Fund Advisors, L.P. (“Highland Fund Advisors”), Strand Advisors XVI, Inc. (“Strand XVI”), Highland Select Equity Master Fund, L.P. (“Select Fund”), Highland Select Equity Fund GP, L.P. (“Select GP”), Highland Select Equity GP, LLC (“Select LLC”), Highland Capital Management, L.P. (“Highland Capital”), Strand Advisors, Inc. (“Strand”) and Mr. James D. Dondero.

THIS SOLICITATION IS BEING MADE BY THE NEXPOINT GROUP AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. THE NEXPOINT GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING EXCEPT AS DISCUSSED HEREIN OR IN THE COMPANY’S PROXY STATEMENT. SHOULD OTHER MATTERS, OF WHICH THE NEXPOINT GROUP IS NOT MADE AWARE OF WITHIN A REASONABLE TIME BEFOREHAND, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY GIVEN A PROXY TO THE COMPANY’S MANAGEMENT, YOU MAY REVOKE THAT PROXY AND VOTE IN FAVOR OF THE NEXPOINT GROUP’S NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME BY (1) DELIVERING A WRITTEN NOTICE OF REVOCATION AT ANY TIME PRIOR TO 12:00 A.M. EASTERN TIME, ON JUNE 3, 2019, TO THE NEXPOINT GROUP, C/O D.F. KING & CO., INC. (“D.F. KING”), 48 WALL STREET, 22ND FLOOR, NEW YORK, NY 10005, WHICH IS ASSISTING THE NEXPOINT GROUP IN THIS SOLICITATION, OR BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO ALLIANCE ADVISORS, LLC, THE COMPANY’S PROXY SOLICITOR, AT ALLIANCE ADVISORS, LLC, ATTN: TABULATION DEPARTMENT, 200 BROADACRES DRIVE, 3RD FLOOR, BLOOMFIELD, NEW JERSEY 07003, (2) SUBMITTING A PROPERLY EXECUTED, LATER-DATED PROXY CARD, OR BY VOTING VIA INTERNET OR TELEPHONE (IF AVAILABLE) AT A LATER TIME OR (3) ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING YOUR SHARES AT THE ANNUAL MEETING.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

If you are a “stockholder of record” (i.e., you hold Shares directly in your name), you may vote your Shares, by signing, dating and mailing the enclosed BLUE proxy card to the NexPoint Group, c/o D.F. King, in the enclosed postage-paid envelope today.

Your vote is important. Please DISCARD any WHITE proxy card you have received from the Company. If you have already sent a proxy card furnished by the Company’s management to the Company, we urge you to change your vote by signing, dating and returning the enclosed BLUE proxy card or, if your Shares are held by a brokerage firm or bank, by following the instructions in the enclosed BLUE voting form provided by your broker or bank. Only your latest dated proxy card counts!

Any stockholder of record participating in the Annual Meeting may vote at such time whether or not he or she has previously voted his or her Shares. If your Shares are registered in your own name, please vote your Shares today by signing, dating and returning the BLUE proxy card in the postage paid envelope provided.

If any of your Shares were held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, you are considered the beneficial owner of the Shares, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions. Accordingly, please provide your broker or bank with voting instructions by following the instructions on the enclosed BLUE voting form. In addition, if you hold your Shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or through the Internet. Please follow the instructions on the enclosed BLUE voting form. The NexPoint Group urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the NexPoint Group, c/o D.F. King at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 4, 2019.

This Proxy Statement may be viewed online at www.MedleyCapitalVote.com, together with any additional soliciting materials relating to the Annual Meeting issued by the NexPoint Group. Such materials, including this Proxy Statement, will be available to stockholders at www.MedleyCapitalVote.com through the conclusion of the Annual Meeting.

If you have any questions or need assistance voting your Shares, please call:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll–Free at: 866-342-2676

Email: MCC@dfking.com

You may also contact the NexPoint Group via email at Medley@NexPointAdvisors.com.

REASONS FOR SOLICITATION: Q&A

Why is the NexPoint Group sending me this Proxy Statement?

Pursuant to the Company’s charter and bylaws, the Board is divided into three classes, designated Class I, Class II, and Class III. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. At the Annual Meeting, two Class II directors will be elected for a three year term. Mr. Seth Taube and Mr. Arthur S. Ainsberg, current directors on the Board whose terms are expiring at the Annual Meeting, have been nominated by the Company for re-election for a three year term expiring in 2022.

We have nominated Mr. Stephen A. Mongillo and Mr. Mark T. Goglia for election to the Board for a three year term expiring in 2022. We are seeking representation on the Board because we believe that the Board will benefit from the addition of directors with relevant skill sets and a shared objective of enhancing value for the benefit of all MCC stockholders. While we were pleased that the Board appointed David A. Lorber and Lowell W. Robinson on April 15, 2019 to fill the vacancies resulting from the resignations of Mark Lerdal and John E. Mack, we believe two additional independent directors are necessary to protect your interests and your investment in the Company. The individuals that we have nominated are highly-qualified, capable and ready to serve the stockholders of MCC. Even though we are seeking to become the Company’s external investment adviser, we believe our nominees – who are unaffiliated with any members of the NexPoint Group – will act solely in the best interests of all MCC stockholders.

The election of a director requires the affirmative vote of a plurality of the votes cast by holders of Common Stock as of the Record Date present or represented by proxy at the Annual Meeting. This means that if there are more candidates for election than there are positions on the Board to be filled, the two candidates receiving the most votes will be elected.

Stockholders may not cumulate their votes. A stockholder can vote for or withhold his or her vote from each nominee. If you vote “Withhold Authority” with respect to a nominee, your Shares will not be voted with respect to the person indicated. Abstentions and “broker non-votes” are not considered votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Why is the NexPoint Group nominating directors?

The NexPoint Group believes that the Board, aside from the recently appointed directors, has failed to act in your best interests by, among many other things, failing to negotiate on your behalf and succumbing to the interests of Brook and Seth Taube. We further believe the Medley Mergers (as defined below) would enrich Medley Management Inc. (particularly its co-CEOs Messrs. Brook and Seth Taube), at the expense of MCC stockholders.

On August 9, 2018, MCC, Sierra Income Corporation (“Sierra”), and Medley Management Inc. (“MDLY”) jointly announced the execution of: (1) an Agreement and Plan of Merger (the “MCC Merger Agreement”) by and between MCC and Sierra, pursuant to which MCC will, on the terms and subject to the conditions set forth in the MCC Merger Agreement, merge with and into Sierra, with Sierra as the surviving company in the merger (the “MCC/Sierra Merger”); and (2) an Agreement and Plan of Merger (the “MDLY Merger Agreement”) by and among MDLY, Sierra, and Sierra Management Inc., a wholly-owned subsidiary of Sierra (“Sierra Management”), pursuant to which MDLY will, on the terms and subject to the conditions set forth in the MDLY Merger Agreement, merge with and into Sierra Management, with Sierra Management as the surviving company in the merger (the “MDLY/Sierra Merger” and together with the MCC/Sierra Merger, the “Medley Mergers”).

Subject to the terms and conditions of the MCC Merger Agreement and the MDLY Merger Agreement, the Medley Mergers will result in the formation of a combined BDC (the “Surviving Company”) which will in turn wholly own a registered investment adviser. In the MCC/Sierra Merger, shares of MCC Common Stock would be converted into the right to receive 0.8050 shares of Sierra Common Stock. In the MDLY/Sierra

Merger, each share of MDLY Class A Common Stock issued and outstanding immediately prior to the effective time of the MDLY/Sierra Merger (other than Dissenting Shares and Excluded Shares (as defined in the MDLY Merger Agreement)) would be converted into the right to receive (A) 0.3836 shares of Sierra Common Stock; plus (B) cash in an amount equal to $3.44 per share. In addition, the holders of MDLY Class A Common Stock issued and outstanding on the applicable record dates would have the right to receive $0.35 per share of the First Special Dividend (as defined in the MDLY Merger Agreement) (or other payments) and $0.30 per share of the Second Special Dividend (as defined in the MDLY Merger Agreement) (or other payments), as well as regularly scheduled dividends through closing of the MDLY/Sierra Merger. Each share of MDLY Class B Common Stock issued and outstanding immediately prior to the effective time of the MDLY/Sierra Merger (other than Dissenting Shares) would be canceled without consideration therefor.

•	The Medley Mergers siphon over $100 million of cash from the Surviving Company in favor of the MDLY stockholders;[1]

•	Under the Medley Mergers, more than $75 million of that cash is being paid to Messrs. Brook and Seth Taube, MDLY’s co-CEOs;

•	We believe the Medley Mergers significantly undervalue MCC and thus dilute MCC’s stockholders; and

•

We believe the valuation determination in the Medley Mergers is particularly unfair to MCC stockholders because they are contributing tangible assets with audited market values at a steep discount in exchange for MDLY’s management contract contribution at an enormous premium (a questionable intangible asset that NexPoint believes is likely to drop precipitously in value post-MCC/Sierra Merger).

On January 24, 2019, NexPoint privately submitted an alternative transaction proposal (the “January 24 NexPoint Proposal”) to the Special Committee of the Board of Directors of MCC (the “MCC Special Committee”). No one from MCC (including the Special Committee) responded to or even acknowledged receipt of the January 24 NexPoint Proposal. Despite the MCC Special Committee’s failure to acknowledge the January 24 NexPoint Proposal, NexPoint privately submitted an updated proposal to the MCC Special Committee, as well as the Special Committee of the Sierra Board (“Sierra Special Committee”) on January 31, 2019 (the “January 31 NexPoint Proposal”). In the January 31 NexPoint Proposal, NexPoint expressed its willingness to be the external manager of the combined company in the MCC/Sierra Merger. NexPoint went public with the January 31 NexPoint Proposal on February 1, 2019.

On February 11, 2019, a stockholder class action lawsuit was commenced in the Delaware Chancery Court by FrontFour Capital Group LLC and FrontFour Master Fund, Ltd. (FrontFour Capital Group LLC, et al. v. Brook Taube, et al., Case No. 2019-0100) (the “Delaware Action”), against defendants Brook Taube, Seth Taube, the other members of the Board of Directors of MCC, MDLY and others alleging (among other things) that members of the Board of Directors breached their fiduciary duties in connection with the approval of the Medley Mergers as well as their fiduciary duty of disclosure. On March 11, 2019, the Delaware Chancery Court issued a Memorandum Opinion (“Opinion”), holding (among other things) that MCC’s directors violated their fiduciary duties in entering into the Medley Mergers and requiring MCC to issue corrective disclosures in accordance with the Opinion and to permit the stockholders sufficient time in advance of any stockholder vote to digest the information.

1  NexPoint determined this value based on the following: (i) aggregate cash per share from Sierra to MDLY of $4.09 to unaffiliated MDLY stockholders and $3.79 to affiliated MDLY stockholders, as disclosed in the Company’s Proxy Statement filed December 21, 2018; MDLY Class A shares outstanding of 5,693,814, as disclosed in MDLY’s Form 10-Q filed November 14, 2018; plus an additional 24,839,302 MDLY shares to be issued immediately preceding the MDLY/Sierra Merger, resulting in total MDLY shares of 30,533,116 eligible to receive the $4.09 per share cash to unaffiliated MDLY stockholders and $3.79 to affiliated MDLY stockholders from Sierra and total cash to MDLY stockholders of $117,428,654. The number of additional MDLY shares to be issued in connection with the MDLY/Sierra Merger is found on page 237 of the Company’s Proxy Statement filed December 21, 2018.

In its Opinion, we believe the Delaware Chancery Court provided a perfect summary of the actions (and inactions) of this Board, which includes Mr. Seth Taube and Mr. Arthur S. Ainsberg, the two MCC directors up for re-election at the Annual Meeting:

[T]he Taube brothers [dominated] the process by: setting the deal structure; controlling the flow of information; withholding information; withholding details about [MDLY]’s own value and the existence of offers from third-parties; and locking out “interlopers” through standstill agreements, deal protections, and an aggressive timeline; rushing the committee’s deliberations. In the end, the Special Committee allowed [MDLY] to extract a huge premium while Medley Capital stockholders received none.

The Special Committee deferred to the Taube brothers although the committee had ample negotiating leverage—the ability to terminate the Management Agreement or simply reject the deal, either of which would have had devastating consequences for [MDLY]. Terminating the Management Agreement would trigger Fortress’s rights under the joint venture. Rejecting the deal would foreclose [MDLY]’s only viable solution to the enormous financial pressure they labored under.

…

[T]he timing, structure, initiation, and negotiation of the Proposed Transactions were conceived for the purpose of—and did—advance the Taubes’ interest at the expense of Medley Capital’s other stockholders. In the events leading up to the Proposed Transactions, the Taube brothers created an informational vacuum, which they then exploited. The Special Committee was not truly independent and did not negotiate at arm’s length.

FrontFour Capital Grp. LLC, et al. v. Taube, et al., C.A. No. 2019-0100-KSJM, at 63-64, 66 (Del. Ch. Mar. 11, 2019) (emphasis added).

In summary, we believe the Medley Mergers were designed to, and indeed would, enrich MDLY (particularly its co-CEOs, Messrs. Brook and Seth Taube), at the expense of MCC stockholders.

What are NexPoint’s competing proposals?

NexPoint has made two separate proposals to the MCC Special Committee: (i) to become the external manager of MCC (the “MCC Stand Alone Proposal”) and (ii) in the event the Board prefers to merge MCC and Sierra, to become the external manager of the combined MCC and Sierra (the “Combined MCC and Sierra Proposal” and together with the MCC Stand Alone Proposal, the “NexPoint Proposals”).

The MCC Stand Alone Proposal (described in more detail below) provides nearly $68.5 million of consideration that inures directly to the benefit of MCC’s stockholders, including $10 million of immediate cash, $30 million in share purchases and over $28.5 million of aggregate fee and expense savings over the next five years. In addition, the MCC Stand Alone Proposal eliminates the inappropriate valuation disparity present in the MCC/Sierra Merger.

The Combined MCC and Sierra Proposal (also described in more detail below) provides nearly $130 million of consideration that inures directly to the benefit of MCC’s stockholders, including $25 million of immediate cash, $50 million in share purchases and over $55 million of aggregate fee and expense savings over the next five years.

Finally, both the MCC Stand Alone Proposal and the Combined MCC and Sierra Proposal also ensure that more than $100 million of cash is properly retained by MCC and Sierra as opposed to being paid as merger consideration to MDLY’s stockholders.

What are the terms of the MCC Stand Alone Proposal?

The MCC Stand Alone Proposal consists of the following terms, all of which NexPoint remains willing to negotiate with the Board:

1.	An External Investment Advisory Agreement between MCC and NexPoint:

•	Reduced annualized management fee of 1.25% on the gross assets of the Company.

•	Reduced incentive fee of 15% on income and capital gains (with retention of the current hurdle rate of 2.1875%).

•

Implementation of an expense cap of 0.50%, meaning that NexPoint will pay, absorb or reimburse the ordinary operating expenses of the Company (the “Ordinary Operating Expenses”), to the extent necessary so that, for any fiscal year, the Company’s Ordinary Operating Expenses do not exceed 0.50% per annum of the Company’s average daily gross assets.

•

We expect these terms to result in an aggregate annual savings to the Company’s stockholders of approximately $5.7 million, or $28.5 million over the next five years (based on assets as of September 30, 2018), over the Company’s current fee arrangement and expense reimbursement.

•	Replaces underperforming management with NexPoint management, whose qualifications are described below.

•	Ensures that Company cash is not paid to MDLY in the Medley Mergers.

These savings would inure directly to the benefit of the Company’s stockholders, and we believe will help eliminate some of the discount in the Company’s shares (we believe a large part of the remaining discount results simply from MDLY being the Company’s manager, which the MCC Stand Alone Proposal also addresses).

Finally, we believe that remaining an externally managed Business Development Company (“BDC”) mitigates potential conflicts of interest in a manner that benefits stockholders and is responsive to the concerns voiced by the Delaware Chancery Court and many large stockholders.

2.	A $10 million payment from NexPoint to the Company

Upon execution of the investment advisory agreement with NexPoint, we will make a one-time payment of $10 million to MCC. The $10 million injection would inure directly to the benefit of MCC’s stockholders and would represent the equivalent of a 5.7% increase of $0.18 on a per share market value of $3.22 (based on assets as of September 30, 2018).

3.	NexPoint will purchase at least $30 million of MCC shares

Upon execution of the investment advisory agreement with NexPoint, NexPoint and its affiliates will purchase at least $30 million of MCC shares; one-third of which would be made during the 60 days following the transaction, an additional one-third of which would be made during the following 90 days, and the final one-third of which would be made during the following 90 days, in each case either in open market purchases at the then current market price, if below net asset value (“NAV”), or directly from the Company at NAV. We believe these purchases will further align our interests with stockholders, and will provide liquidity to support trading prices of the Common Stock.

What are the terms of the Combined MCC and Sierra Proposal?

The Combined MCC and Sierra Proposal consists of the following terms, all of which NexPoint remains willing to negotiate with the Board:

1.	An External Investment Advisory Agreement between a combined MCC and Sierra, on the one hand, and NexPoint on the other:

•	Reduced annualized management fee of 1.25% on the gross assets of the combined MCC and Sierra.

•	Reduced incentive fee of 15% on income and capital gains (with retention of the current hurdle rate of 2.1875%).

•

Implementation of an expense cap of 0.50%, meaning that NexPoint will pay, absorb or reimburse the Ordinary Operating Expenses of the combined MCC and Sierra to the same extent as under the MCC Stand Alone Proposal.

•

We expect these terms to result in an aggregate annual savings to the combined MCC and Sierra stockholders of approximately $11 million, or $55 million over the next five years (based on assets as of September 30, 2018), over the combined MCC and Sierra current fee arrangement and expense reimbursement.

•	Replaces underperforming management with NexPoint management, whose qualifications are described below.

•	Ensures that more than $100 million of cash is properly retained by the combined MCC and Sierra as opposed to being paid as merger consideration to MDLY’s stockholders.

These savings would inure directly to the benefit of the combined MCC and Sierra’s stockholders, and we believe will help eliminate some of the discount in the combined MCC and Sierra’s shares.

Finally, we believe that remaining an externally managed BDC mitigates potential conflicts of interest in a manner that benefits stockholders and is responsive to the concerns voiced by the Delaware Chancery Court and many large stockholders.

2.	A $25 million payment from NexPoint to the combined MCC and Sierra

Upon execution of the investment advisory agreement with NexPoint, we will make a one-time payment of $25 million to the combined MCC and Sierra. The $25 million injection would inure directly to the benefit of the combined MCC and Sierra stockholders and would represent the equivalent of a 14.3% increase of $0.46 on MCC’s per share market value of $3.22 (based on assets as of September 30, 2018) and 3.6% increase of $0.26 on Sierra’s per share value of $7.05.

3.	NexPoint will purchase at least $50 million of the combined MCC and Sierra shares

Upon execution of the investment advisory agreement with NexPoint, NexPoint and its affiliates will purchase at least $50 million of the combined MCC and Sierra’s shares; one-third of which would be made during the 60 days following the transaction, an additional one-third of which would be made during the following 90 days, and the final one-third of which would be made during the following 90 days, in each case either in open market purchases at the then current market price, if below NAV, or directly from the company at NAV. We believe these purchases will further align our interests with stockholders, and will provide liquidity to support trading prices of the combined MCC and Sierra’s common stock.

These purchases would be made in addition to the share repurchase program proposed to be conducted by the combined MCC and Sierra.

Can you tell me more about NexPoint and its qualifications?

Our team not only has decades of experience in managing credit investments and originations, but we believe it also has unrivaled expertise in maximizing value in stressed and distressed investments and is therefore well positioned to maximize the value of the Company’s portfolio. In addition, as one of the country’s largest and most experienced credit managers, we believe we are well positioned to successfully manage MCC’s portfolio of secured floating rate instruments.

NexPoint-advised funds include:

•	NexPoint Strategic Opportunities Fund’s (“NHF”), which has returned a cumulative 151.8% from September 2012 through March 31, 2019, while MCC is down over 51.8% during the same time period.

•	NexPoint Residential Trust, Inc. (“NXRT”), which spun out from NHF in 2015, has returned 226.1% since the spin-off.

•	NexPoint Capital, Inc., the NexPoint-advised non-traded BDC, has returned 33.1% since inception (September 2014).

Will NexPoint’s Nominees vote in favor of the NexPoint Proposals?

NexPoint’s Nominees have been selected because we believe they will act in the best interests of all stockholders. While we were pleased that the Board appointed David A. Lorber and Lowell W. Robinson on April 15, 2019 to fill the vacancies resulting from the resignations of Mark Lerdal and John E. Mack, we believe two additional independent directors are necessary to protect your interests and your investment in the Company. There is no agreement or understanding pursuant to which NexPoint’s Nominees have agreed to vote in favor of the NexPoint Proposals. While we believe our proposals are in the best interest of stockholders, our Nominees, together with the rest of the Board, will evaluate the terms of any investment advisory contract in accordance with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”) and their fiduciary duties. Any such appointment will be subject to Board approval.

In order for the Company to appoint NexPoint as its investment adviser, ultimately both the Board and the Company’s stockholders would be required to approve an investment advisory agreement between the Company and NexPoint in accordance with the requirements of the 1940 Act. After conducting appropriate due diligence, the Board could appoint NexPoint as an investment adviser on a temporary basis (for up to 150 days) pending stockholder approval and terminate the investment advisory agreement with MCC Advisors LLC. To obtain stockholder approval of the appointment of NexPoint as an investment adviser for the Company, the Board would first be required to approve an investment advisory agreement with NexPoint and then to recommend it for approval by stockholders. The Board would then call a special meeting of stockholders to vote on the investment advisory agreement. If stockholders approved the investment advisory agreement with NexPoint at that meeting, NexPoint would then be appointed as the Company’s investment adviser on a non-temporary basis. Stockholders are not being asked at the Annual Meeting to approve an investment advisory agreement with NexPoint.

If elected, NexPoint believes its director nominees will promptly work to maximize value for stockholders. However, there can be no assurances that NexPoint’s director nominees will appoint NexPoint as the Company’s investment adviser and any such appointment will be subject to Board approval and, ultimately, approval by the Company’s stockholders.

Even if the NexPoint Group’s Nominees are elected to the Board, they are not required to approve an investment advisory agreement with NexPoint. Any approval by the Board of an investment advisory agreement with NexPoint as discussed above is subject to the directors’ duties as directors. For example, under Section 15(c) of the 1940 Act, it is the duty of the Company’s directors to request and evaluate such information as may reasonably be necessary to evaluate the terms of any investment advisory contract.

What is NexPoint asking me to do?

For the reasons set forth above, the NexPoint Group believes the Company’s stockholders should vote in favor of the NexPoint Group’s nominees to hold the Board and Company management accountable for its conduct. The NexPoint Group believes, based on the significant experience of the director nominees in the financial services industry, including Mr. Goglia’s significant legal experience advising boards of directors and Mr. Mongillo’s significant public company board experience, that its nominees are committed to upholding their fiduciary duties to the stockholders of the Company and maximizing stockholder value.

As a result, to protect your interest and maximize the value of your investment in the Company, the NexPoint Group urges you to reject the MCC Board’s director nominees, Mr. Seth Taube and Mr. Arthur S. Ainsberg, as we believe they have historically demonstrated their inability to do what’s in the best interest of stockholders, by voting FOR the NexPoint Group’s competing slate of director nominees.

PROPOSAL 1

ELECTION OF DIRECTORS

Select Fund, a member of the NexPoint Group, has nominated a slate of two nominees for directors because the NexPoint Group believes that the current Board, aside from the recently appointed directors, has failed to act in your best interests for the reasons described above.

Select Fund, a member of the NexPoint Group, has nominated Stephen A. Mongillo and Mark T. Goglia (each, a “Nominee” and collectively, the “Nominees”) for election to the Board at the Annual Meeting. The Nominees must be elected by the affirmative vote of a plurality of the votes cast by holders of Common Stock as of the Record Date present or represented by proxy at the Annual Meeting.

For the reasons stated above, the NexPoint Group is seeking your support at the Annual Meeting to elect the Nominees in opposition to the director nominees nominated by the Board. The NexPoint Group believes that the current Board’s actions demonstrate that it lacks the proper composition to act in your best interests. While we were pleased that the Board appointed David A. Lorber and Lowell W. Robinson on April 15, 2019 to the fill the vacancies resulting from the resignations of Mark Lerdal and John E. Mack, we believe two additional independent directors are necessary to protect your interests and your investment in the Company. Based on the Nominees’ significant experience in the financial services industry, including Mr. Goglia’s significant legal experience advising boards of directors and Mr. Mongillo’s significant public company board experience, the NexPoint Group believes that the Nominees are committed to maximizing stockholder value. NexPoint’s Nominees have been selected because we believe they will act in the best interests of all stockholders. There is no agreement or understanding pursuant to which they have agreed to vote in favor of the NexPoint Proposals. While we believe our proposals are in the best interest of stockholders, our Nominees, together with the rest of the Board, will evaluate the terms of any investment advisory contract in accordance with the requirements of the 1940 Act, and any such appointment will be subject to Board approval and, ultimately, approval by the Company’s stockholders. For a discussion of the steps that would be required to implement the NexPoint Proposals, please see “Will NexPoint’s Nominees vote in favor of the NexPoint Proposals?” on page 9 of this Proxy Statement. Even if the Nominees are elected to the Board, they are not required to approve an investment advisory agreement with NexPoint.

THE NEXPOINT GROUP’S NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the NexPoint Group’s Nominees. In addition, for each Nominee, the following information sets forth the specific experience, qualifications, attributes, or skills that led to the conclusion that the Nominee should serve as a director of the Company in light of the Company’s business and structure. The Nominees are also categorized based on whether they would be interested persons, as defined under the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company or not (“Disinterested Persons”). There is no agreement or understanding pursuant to which the NexPoint Group’s Nominees have agreed to vote in favor of the NexPoint Proposals. Directors that are interested persons are typically affiliated with, or have certain other significant relationships with, a fund’s investment adviser or principal underwriter. Under the 1940 Act, a BDC, like the Company, is required to have a majority of its board of directors made up of Disinterested Persons and certain types of transactions must be approved by a majority of directors that are Disinterested Persons.

Nominees for a term expiring in 2022 (as Class II Directors of the Company):

Disinterested Persons

Name, Age, Business Address	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Overseen by Nominee for Director	Other Directorships/ Trusteeships Held During Past Five Years	Experience, Qualifications, Attributes, Skills for Board Membership

Stephen A. Mongillo (58) 105 Grandview Avenue Rye, NY 10580

Chairman and Principal Shareholder, AMPF, Inc., a wholesale distributor of picture frame mouldings and supplies, from April 2012 until present.

Managing Director of Icahn Capital LP, the entity through which Carl Icahn managed third-party investment funds, from January 2008 to January 2011.

		The Nominee currently oversees no portfolios in the Company’s Fund Complex.	CVR Energy, Inc. (May 2012—Present); Herc Holdings, Inc. (July 2016—May 2018); American Railcar Industries, Inc. (March 2009—June 2011); WestPoint International, Inc. (March 2009—January 2011)	Significant public company board experience, including roles on audit and finance committees; extensive experience in the financial industry.

Mark T. Goglia (47) 8080 Park Lane, Suite 700 Dallas, TX 75231

Member and Head of Corporate Section, Condon Tobin Sladek Thornton PLLC, a Dallas, Texas-based law firm, from July 2018 until present;

Partner, Goglia pllc, Mr. Goglia’s personal law firm, from May 2014 until April 2017 and from January 2018 until June 2018;

Partner, Egan Nelson LLP, a law firm, from May 2017 until December 2017; and

Partner, Jones Day, a prominent global law firm, from January 2006 until April 2014.

		The Nominee currently oversees no portfolios in the Company’s Fund Complex.	None	Significant legal experience in the financial industry and with respect to fiduciary duties matters; significant experience advising public companies on corporate matters.

Set forth below is further information about the professional experience and qualifications of each of the Nominees to serve on the Board:

Stephen A. Mongillo. Stephen A. Mongillo, 58, is a private investor with more than 25 years of experience in the financial industry, and also has served as the Chairman and principal shareholder of AMPF, Inc., a wholesale distributor of picture frame mouldings and supplies since April 2012. Mr. Mongillo has been a director of CVR Energy, Inc. (NYSE: CVI), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2012. From July 2016 until May 2018, Mr. Mongillo was on the board of directors as well as the Audit and Financing committees of Herc Holdings, Inc. (NYSE: HRI), the holding company for Herc Rentals, Inc. Herc Rentals is one of the largest equipment rental companies in the United States and was spun out of Hertz Global Holdings, Inc. in 2016. From March 2009 to June 2011, Mr. Mongillo served as a director of American Railcar Industries, Inc., a North American designer and manufacturer of hopper and tank railcars. Mr. Mongillo also served as a Director of WestPoint International, Inc., a manufacturer and distributor of home fashion consumer products, from March 2009 to January 2011. From January 2008 to January 2011, Mr. Mongillo served as a Managing Director of Icahn Capital LP, the entity through which Carl Icahn managed third-party investment funds. Prior to joining Icahn Capital, Mr. Mongillo worked at Bear Stearns for 10 years, as a Senior Managing Director overseeing the Leveraged Finance Group’s efforts in the Healthcare, Real Estate, Gaming, Lodging, Leisure, Restaurant and Education sectors. Mr. Mongillo received a B.A. from Trinity College and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. Mr. Mongillo’s qualifications for election to the Board include his public company board experience, including roles on audit and finance committees, as well as and his extensive experience in the financial industry.

Mark T. Goglia. Mark T. Goglia, 47, has served as a member and head of the corporate section of Condon Tobin Sladek Thornton PLLC, a Dallas, TX-based law firm, since July 2018. Prior to that role, Mr. Goglia served as an attorney: from May 2014 to April 2017 and from January 2018 to June 2018, as a partner at Goglia pllc, Mr. Goglia’s personal law firm; from May 2017 to December 2017, as a partner at Egan Nelson LLP; and from January 2006 to April 2014, as a partner at Jones Day, a prominent global law firm. In these roles, Mr. Goglia has advised emerging growth and Fortune 500 companies on public and private mergers and acquisitions (M&A) and takeovers, private equity transactions, corporate governance matters (including fiduciary duties issues), investment vehicles, joint ventures, initial public offerings (IPOs), and other registered securities offerings. With a career spanning over two decades, Mr. Goglia has developed substantial expertise in the technology, energy and retail/consumer packaged goods sectors, advising corporations on transactions with significant value and guiding numerous dynamic companies launching IPOs. Mr. Goglia has worked at prominent global law firms, including Jones Day (in total, from September 2002 to April 2014), Brobeck (from July 1998 to August 2002) and DLA Piper (from August 1996 to June 1998), where he oversaw a client list which included Texas Instruments, Albertsons, Alon USA Energy, Cisco Systems, Dean Foods, Kaiser Aluminum, Overhead Door, and Micron. Separately, Mr. Goglia has assisted over 15 companies in their capital markets endeavors, including A.C. Moore Arts and Crafts, AHL Services, C.H. Robinson Worldwide, Comfort Systems USA, FlashNet, Hoover’s, NEON Systems, and Waste Industries. Mr. Goglia received a B.A. from Washington & Lee University and a J.D. from the University of Virginia. Mr. Goglia’s qualifications for election to the Board include his extensive legal experience advising public companies on corporate matters including fiduciary duties issues.

ADDITIONAL INFORMATION ABOUT THE NOMINEES

As of the date hereof, no Nominee (i) has any position with the Company, (ii) oversees any portfolios in the Company’s Fund Complex (as defined in the Exchange Act), or (iii) is the beneficial owner of any Shares of the Company or any registered investment companies to be overseen by the Nominee within the same Family of Investment Companies (as defined in the Exchange Act) as the Company. Further, as of the date hereof, none of the Nominees nor any Immediate Family Member (as defined in Item 22(a)(1)(vii) of Schedule 14A) of any Nominee owns beneficially or of record any equity securities in the Company or in any MCC-Related Company (as defined below) or any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter or Sponsoring Insurance Company of MCC. “MCC-Related Companies” means the Company, Sierra Income Corporation, MDLY, Sierra Total Return Fund, SIC Advisors LLC, STRF Advisors, MCC Advisors LLC, Medley LLC, Medley Group LLC, Sierra Management, Inc., Medley Capital LLC and Medley SBIC, LP. The NexPoint Group believes that, based on the Company’s public disclosure, there are no entities, other than the MCC-Related Companies, that qualify as investment adviser, principal underwriter or Sponsoring Insurance Company (as defined in Item 22(a) of Schedule 14A). If this belief is incorrect, upon notice from the Company, the NexPoint Group will correct its disclosure in this Proxy Statement. We also note that the Company’s most recent Form 10-K (filed December 4, 2018) stated that the Company “is not part of a ‘family of investment companies,’ as that term is defined in the 1940 Act.” No Nominee is an “interested person” of the Company, as defined in the 1940 Act.

None of the Nominees, their Immediate Family Members, their affiliates or any other related persons, has, during the past five years, held any position, including as an officer, employee, director or general partner, with (i) the Company, (ii) any investment company, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act having the same investment adviser or principal underwriter or Sponsoring Insurance Company (as defined in the Exchange Act) or controlled by or under the control with such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Company, (iii) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company or (iv) any person, directly or indirectly controlling, controlled by, or under common control with the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

None of the Nominees or their Immediate Family Members has had any direct or indirect interest, the value of which exceeds $120,000, during the past five years in an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Company or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Company.

Other than as disclosed in this Proxy Statement, neither the Nominees nor any Immediate Family Member (as defined in Item 22(a)(1)(vii) of Schedule 14A) of the Nominees has had during the past five years, any direct or indirect interest, the value of which exceeds $120,000, in (i) any Medley-Related Company, or (ii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with any Medley-Related Company.

Since the beginning of the Company’s last two completed fiscal years, no officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Company, or of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Company, serves, or has served, on the board of directors of a company of which a Nominee or an Immediate Family Member of a Nominee is an officer.

Since the beginning of the Company’s last two completed fiscal years, no Nominee or any of his associates or Immediate Family Members of a Nominee (as defined in Item 22(a)(1)(vii) of Schedule 14A) was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000, to which (i) the Company, (ii) any of its officers, (iii) any investment company, or officer thereof, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser or principal underwriter or Sponsoring Insurance Company as the Company or having an investment adviser, principal underwriter or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter or Sponsoring Insurance Company of the Company, (iv) the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company, or an officer thereof, (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control with the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company, or an officer thereof, was or is to be a party.

No Nominee owns any securities beneficially or of record in: (i) an investment adviser, principal underwriter, or Sponsoring Insurance Company (as defined in the Exchange Act) of the Company or (ii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Company. Furthermore, no Nominee has any direct or indirect relationship, as described in Item 22(b)(9) of Schedule 14A.

There exist no family relationships between the Nominees and any director or executive officer of MCC (or person nominated or chosen by MCC to become a director or executive officer).

The NexPoint Group believes that each Nominee will be considered an independent director of MCC within the meaning of Item 407(a) of Regulation S-K and as defined by the New York Stock Exchange (“NYSE”) Rules. Other than as disclosed in this Proxy Statement, no Nominee has a material relationship with MCC (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Additionally, no circumstance or relationship exists involving any Nominee and MCC or its subsidiaries which would disqualify any Nominee’s independence in accordance with the NYSE Rules.

None of the Nominees has, nor have any of their associates, earned, been awarded or been paid any plan or non-plan compensation for services rendered to MCC or its subsidiaries that is required to be disclosed under Item 402 of Regulation S-K or is subject to any arrangement described in Item 402 of Regulation S-K.

None of the Nominees is an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

There is no agreement or understanding pursuant to which the Nominees have agreed to vote in favor of the NexPoint Proposals. Our Nominees, if elected, together with the rest of the Board, will evaluate the terms of any investment advisory contract in accordance with the requirements of the 1940 Act, and any such appointment will be subject to Board approval and, ultimately, approval by the Company’s stockholders. There can be no assurance that the election of the NexPoint Group’s Nominees will improve the Company’s business or otherwise enhance stockholder value or will result in the approval of an investment advisory agreement with NexPoint.

Other than as disclosed in this Proxy Statement, none of the Nominees or their associates nor any related person of the Nominees or their associates (as “related person” is defined in Instruction 1 of Item 404(a) of Regulation S-K), has had or will have a direct or indirect material interest in any transaction, or series of similar transactions, in which the amount involved exceeds $120,000, since the beginning of MCC’s last fiscal year or any currently proposed transaction to which MCC or any of its subsidiaries was or is to be a participant.

Other than as stated herein, the Nominees will not receive any compensation from the NexPoint Group for their services as directors of the Company. For completeness, we note that NexPoint and each Nominee are party to indemnification agreements, dated March 25, 2019 (the “Indemnification Agreements”), pursuant to which NexPoint, subject to the terms and conditions of such agreement, has agreed to pay a nomination fee of $50,000 to each Nominee for serving as a nominee for election to the Board (the “Nomination Fee”).

Other than as stated herein, there are no arrangements or understandings between the NexPoint Group and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made. Pursuant to the Indemnification Agreements (which include the payment of the Nomination Fee), NexPoint, subject to the terms and conditions of such agreement, has agreed to indemnify each Nominee against any and all claims arising out of or based upon each Nominee being a Nominee. Each Nominee has also granted Thomas Surgent a power of attorney, dated March 2019 in connection with the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting. Each Nominee has also consented to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its affiliated persons or has a material interest adverse to the Company or any of its affiliated persons in any material pending legal proceedings.

The information provided above has been furnished to the NexPoint Group by the Nominees.

The NexPoint Group does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed BLUE proxy card will be voted for substitute nominees. In addition, the NexPoint Group reserves the right to nominate substitute persons if the Company makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees. The NexPoint Group also reserves the right to nominate additional persons if the Company increases the size of the Board above its existing size, increases the number of directors to be elected at the Annual Meeting or calls a meeting to fill any vacancies on the Board. In any of the foregoing cases, Shares represented by the enclosed BLUE proxy card will be voted for such substitute nominees. Additional nominations made pursuant to the preceding sentences are without prejudice to the position of the NexPoint Group that any attempt to increase the size of the current Board or to reconstitute or reconfigure the current Board constitutes an unlawful manipulation of the Company’s corporate machinery. If the Nominees or any substitute nominees nominated by the NexPoint Group are not put up for election to the Board at the Annual Meeting, Shares represented by the enclosed BLUE proxy card will be voted AGAINST the director nominees nominated by the Board.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NEXPOINT GROUP’S NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR

As discussed in further detail in the Company’s proxy statement (the “MCC Proxy Statement”), the Audit Committee and the independent directors of the Board have appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019, subject to ratification or rejection by the stockholders of the Company.

Additional disclosure regarding Ernst & Young LLP and its relationship with the Company required by applicable law is included in the MCC Proxy Statement.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019 AND

WE INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

The NexPoint Group is not aware of any other proposals to be brought before the Annual Meeting. However, the NexPoint Group intends to bring before the Annual Meeting such business as may be appropriate, including without limitation nominating additional persons for directorships, or making any proposals as may be appropriate to address any action of the Board not publicly disclosed prior to the date of this Proxy Statement. Should other matters, which the NexPoint Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as a proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per Share on all business of the Annual Meeting including any adjournment or postponement thereof.

Stockholders, including those who expect to attend the Annual Meeting, are urged to vote their Shares today by following the instructions for voting detailed on the enclosed BLUE proxy card.

Authorized proxies will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the NexPoint Group’s Nominees.

The NexPoint Group is asking you to vote FOR the election of the NexPoint Group’s Nominees. The enclosed BLUE proxy card may only be voted for the NexPoint Group’s Nominees and does not confer voting power with respect to the Company’s nominees. Stockholders should refer to the MCC Proxy Statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. The participants in this solicitation intend to vote all of their Shares for the election of the NexPoint Group’s Nominees and will not vote their Shares in favor of any of the Company’s director nominees.

VOTING METHODS

Whether or not you plan to attend the Annual Meeting, the NexPoint Group encourages you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person, even if you have already voted by proxy. IF YOU HAVE ALREADY VOTED AND WISH TO CHANGE YOUR VOTE, PLEASE SEE THE INSTRUCTIONS BELOW UNDER THE HEADING “REVOCATION OF

PROXIES”. An MCC stockholder may submit a proxy or vote shares of MCC Common Stock by any of the following methods:

•	Vote By Mail. Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

•	Vote Through the Internet.

Voting through the Internet is available for voting on behalf of beneficial owners of Shares but not for voting by stockholders of record of Shares. Please access the website linked on your proxy card and follow the on-screen instructions. You will be required to provide the unique control number printed on your proxy card. You may vote by Internet 24 hours a day, 7 days a week until 11:59 PM EDT the day before the Annual Meeting. Your Internet vote authorizes the named proxies to vote your Shares in the same manner as if you had executed a proxy card.

For Shares held through a broker, bank or other nominee, a MCC stockholder may vote by submitting voting instructions to the broker, bank or nominee.

QUORUM; ADJOURNMENT

A quorum must be present at the Annual Meeting for any business to be conducted. The presence, in person or by proxy, of the holders of a majority of the Shares outstanding as of the Record Date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. Such adjournment will be permitted if approved by a majority of the votes cast by the holders of Shares present in person or by proxy at the Annual Meeting, whether or not a quorum exists. Abstentions will have no effect on the adjournment vote. Abstentions and “broker non-votes” shall not be counted as votes cast on such adjournment and will have no effect on the adjournment vote. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time for any reason without notice and without the vote or approval of the stockholders.

VOTES REQUIRED FOR APPROVAL

Vote required for the election of directors. According to the MCC Proxy Statement, election of a director requires the affirmative vote of a plurality of the votes cast by holders of Common Stock as of the Record Date present or represented by proxy at the Annual Meeting. This means that if there are more candidates for election than there are positions on the Board to be filled, the two candidates receiving the most votes will be elected. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Abstentions and “broker non-votes” are not considered votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. If you give no instructions on the BLUE proxy card, the Shares covered by the BLUE proxy card will be voted FOR the election of the NexPoint Group’s Nominees.

Vote required for the ratification of independent registered public accounting firm. According to the MCC Proxy Statement, the affirmative vote of a majority of the votes cast by holders of Common Stock as of the Record Date present or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm. Abstentions and “broker non-votes” are not considered votes cast on this proposal and will have no effect on the vote for the proposal. Because brokers may have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, your broker may be permitted to vote your Shares for this proposal. If you give no instructions on the proxy card, the Shares covered by the proxy card will be voted FOR the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2019 fiscal year.

DISSENTERS’ RIGHTS

MCC stockholders do not have the right to exercise dissenters’ rights with respect to any matter to be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying D.F. King or the Company’s proxy solicitor, Alliance Advisors, LLC , in writing, by submitting a properly executed, later-dated proxy card or by voting through the Internet or by telephone (if available) at a later time, or by attending the Annual Meeting in person and voting your shares at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Please send your notification to D.F. King at 48 Wall Street, New York, NY, 10005 or Alliance Advisors, LLC, Attn: Tabulation Department, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. (with a copy to D.F. King). Any stockholder of record participating in the Annual Meeting may vote at such time whether or not he or she has previously voted his or her Shares. The delivery of a later-dated proxy which is properly completed will constitute a revocation of any earlier proxy. Although a revocation is effective if delivered to the Company, the NexPoint Group requests that either the original or photostatic copies of all revocations be mailed to the NexPoint Group in care of D.F. King at the above address so that the NexPoint Group will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record as of the Record Date of a majority of the outstanding Shares. Additionally, D.F. King may use this information to contact stockholders who have revoked their proxies in order to solicit later-dated proxies for the election of the Nominees and approval of other proposals described herein.

If you hold Shares through a broker, bank or other nominee, you must follow the instructions you receive from your broker, bank or other nominee in order to revoke your voting instructions.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NEXPOINT GROUP’S NOMINEES TO THE BOARD OR FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, PLEASE VOTE YOUR SHARES AS DESCRIBED HEREIN.

The NexPoint Group recommends that stockholders REVOKE any proxy that voted AGAINST the NexPoint Group’s Nominees at the Annual Meeting and instead submit a proxy voting FOR the NexPoint Group’s Nominees. If you have already sent in a proxy, you may revoke that proxy and vote FOR the NexPoint Group’s Nominees by submitting a later-dated properly executed proxy. Only your latest-dated proxy will count. Stockholders have every right to change their vote.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the NexPoint Group. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

No regular employees of the Company have been or are to be employed to solicit stockholders of the Company in this solicitation.

The NexPoint Group has entered into an agreement with D.F. King for solicitation and advisory services in connection with this solicitation, for which D.F. King will receive a fee expected not to exceed $175,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. D.F. King will solicit or will request proxies from individuals, brokers, banks, bank nominees and other institutional holders. The NexPoint Group has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. The NexPoint Group will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that D.F. King will employ approximately 50 persons to solicit the Company’s stockholders for the Annual Meeting.

The cost of the solicitation will be borne by the NexPoint Group. To the extent legally permissible, if the NexPoint Group is successful in its proxy solicitation, the NexPoint Group intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. The NexPoint Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company. The NexPoint Group has spent a total of approximately $100,000 in furtherance of the solicitation to date and anticipates a total expenditure of approximately $300,000 in connection with the solicitation of the security holders.

OTHER PARTICIPANT INFORMATION

The NexPoint Group and each Nominee is a participant in this solicitation.

The principal business of each member of the NexPoint Group is as follows: The principal business of each of Select Fund and Global Fund is making and holding investments. The principal business of each of Highland Fund Advisors, NexPoint and Highland Capital, is acting as an investment adviser and/or manager to other investment vehicles. The principal business of Strand XVI is serving as the general partner of Highland Fund Advisors. The principal business of NexPoint Advisors GP is serving as the general partner of NexPoint. The principal business of Strand is serving as the general partner of Highland Capital. The principal business of Select GP is serving as the general partner of Select Fund. The principal business of Select LLC is serving as the general partner of Select GP. The principal business of Mr. Dondero is serving as the President of NexPoint Advisors GP and Strand and as the ultimate control person of Strand XVI, NexPoint Advisors GP and Strand. The principal business address of each member of the NexPoint Group is 300 Crescent Court, Suite 700, Dallas, Texas 75201-7849. The principal address of each Nominee is stated above in the section titled “THE NEXPOINT GROUP’S NOMINEES”.

Except as set forth in this Proxy Statement (including the Schedule hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/her/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/her/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting. There are no material proceedings to which any of the participants in this solicitation or any of their associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the participants in the solicitation, none of the events enumerated in Item 401(f)(1)–(8) of Regulation S–K of the Exchange Act, as amended, occurred during the past ten years.

None of the Nominees directly or indirectly owns beneficially or of record any Shares.

For information regarding purchases and sales of securities of the Company during the past two years by the NexPoint Group, see Schedule I to this Proxy Statement.

Except as set forth in this Proxy Statement there are no arrangements or understandings between the NexPoint Group and the Nominees or any other participant in this solicitation.

None of the participants owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

A representative of the NexPoint Group intends to appear in person or by proxy at the Annual Meeting to nominate Nominees for election to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information regarding the beneficial ownership of each current director, Company nominee for director, the Company’s executive officers and each person known to the Company to beneficially own 5% or more of the outstanding Shares and the Company’s executive officers and directors as a group can be found in the section of the MCC Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management”.

INFORMATION REQUIRED IN INVESTMENT COMPANY PROXY STATEMENT

Any additional information required by Item 22 of Schedule 14A can be found in the disclosure in the MCC Proxy Statement.

OTHER MATTERS AND ADDITIONAL INFORMATION

The NexPoint Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the NexPoint Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the person named as a proxy on the enclosed BLUE proxy card will vote on such matters in their discretion.

The NexPoint Group has omitted from this Proxy Statement certain disclosures required by applicable law that are contained in the MCC Proxy Statement. These disclosures include, among other things, biographical information and information about the backgrounds, qualifications and compensation of the Company’s directors and officers, the dollar range of Shares owned by directors of the Company, information on committees of the Board, information on the Company’s policies and procedures for the review, approval or ratification of any transactions required to be reported under Item 404(a) of Regulation S-K of the Exchange Act, information concerning stockholder communications to be reported under Item 407(f) of Regulation S-K of the Exchange Act, information concerning the leadership structure and role in risk oversight of the Board, information concerning Board meetings and attendance, information concerning the compensation of directors and executive officers, information concerning the Company’s independent registered public accounting firm and information relating to the Company’s nominees for director, the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of MCC must be received by MCC for inclusion in the MCC Proxy Statement and form of proxy for that meeting, the date by which Stockholders must provide notice for other proposals intended to be presented at the next annual meeting of Stockholders, and the date by which Stockholders must submit nominations for election to the Board at the next annual meeting of Stockholders. Stockholders should refer to the MCC Proxy Statement (when available) in order to review these disclosures. The NexPoint Group does not make any representation or take any responsibility as to the accuracy or completeness of the information contained in the MCC Proxy Statement.

The information concerning the Company contained in this Proxy Statement and the Schedule attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although the NexPoint Group has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date, the NexPoint Group has not had access to the full books and records of the Company, was not involved in the preparation of such information and statements, and is not in a position to verify any such information or statements.

The NexPoint Group, together with its affiliates, currently manages approximately $10 billion in net assets and believes that its core competences are squarely within the Company’s investment strategy. NexPoint is affiliated, through common ownership, with Highland Capital, and shares personnel and other resources with Highland Capital. Highland Capital (together with its affiliates) is one of the world’s most experienced alternative credit managers, tested by numerous credit cycles, specializing in credit strategies, such as a broad range of leveraged loans, high yield bonds, direct lending, public and private equities and CLOs. Highland Capital also offers alternative investment-oriented strategies, including asset allocation, long/short equities, real estate and natural resources. If NexPoint is retained by the Company as its investment adviser, the Company will have access to all of Highland Capital’s capabilities and expertise.

HOUSEHOLDING

For stockholders that receive a copy of this Proxy Statement by mail from the NexPoint Group, such stockholders may request additional copies of such proxy statement from the NexPoint Group if there are multiple stockholders at the same address by contacting D.F. King using the contact information provided in this Proxy Statement.

CERTAIN INFORMATION REQUIRED BY APPLICABLE LAW THAT IS CONTAINED IN THE MCC PROXY STATEMENT HAS BEEN REFERENCED HEREIN. THE PARTICIPANTS WERE NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS INCLUDED IN THE MCC PROXY STATEMENT AND TAKE NO RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION IN THE MCC PROXY STATEMENT, OTHER PUBLIC FILINGS OF THE COMPANY OR INFORMATION INCORPORATED INTO SUCH FILINGS BY REFERENCE.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The materials in this Proxy Statement contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations speak only as of the date of this Proxy Statement and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the NexPoint Group. Although the NexPoint Group believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this Proxy Statement, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The NexPoint Group will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

NEXPOINT ADVISORS, L.P.

May 13, 2019

SCHEDULE I

Certain members of the NexPoint Group hold direct or indirect interests in securities of the Company. Global Fund, a Massachusetts business trust, holds and beneficially owns 335,000 Shares and Highland Fund Advisors, a Delaware limited partnership and the investment adviser to Global Fund, Strand XVI, a Delaware corporation and the general partner of Highland Fund Advisors, and Mr. Dondero, a United States citizen and the ultimate control person of Strand XVI, indirectly beneficially own such Shares due to their relationship with Global Fund. Select Fund, a Bermuda limited partnership, holds of record and beneficially owns 100 Shares and Select GP, a Delaware limited partnership and the general partner of Select Fund, Select LLC, a Delaware limited liability company and general partner of Select GP, Highland Capital, a Delaware limited partnership and the sole member of Select LLC and the investment adviser to Select Fund, Strand, a Delaware corporation and the general partner of Highland Capital, and Mr. Dondero, the President and ultimate control person of Strand, indirectly beneficially own such Shares due to their relationship with Select Fund. The general partner of NexPoint is NexPoint Advisors GP. Mr. Dondero is the President and ultimate control person of NexPoint Advisors GP.

Set forth below are all purchases or sales of the Company’s securities within the past two years by members of the NexPoint Group:

Name of Entity	Purchase or Sale	Date of Transaction	Number of Shares of Common Stock Purchased or Sold
Select Fund	Purchase	1/31/19	100
Global Fund	Purchase	2/14/19	5,400
Global Fund	Purchase	2/14/19	5,461
Global Fund	Purchase	2/15/19	19,185
Global Fund	Purchase	2/19/19	16,200
Global Fund	Purchase	2/20/19	14,499
Global Fund	Purchase	2/22/19	74,255
Global Fund	Purchase	2/25/19	100,000
Global Fund	Purchase	2/26/19	100,000

The 100 Shares purchased by Select Fund for an aggregate purchase price of $334, plus commission, and the 335,000 Shares purchased by Global Fund for an aggregate purchase price of $1,138,851.91, plus commission, are held in margin accounts and were purchased using borrowed funds. The Common Stock directly held and/or beneficially owned by the NexPoint Group may be held in margin accounts, which may extend margin credit to members of the NexPoint Group from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies.

The principal business address of each member of the NexPoint Group is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

The principal business of Global Fund and Select Fund is making and holding investments. The principal business of Highland Fund Advisors, NexPoint and Highland Capital is acting as an investment adviser and/or manager to other persons. The principal business of Strand XVI is serving as the general partner of Highland Fund Advisors. The principal business of NexPoint Advisors GP is serving as the general partner of NexPoint. The principal business of Strand is serving as the general partner of Highland Capital. The principal business of Select GP is serving as the general partner of Select Fund. The principal business of Select LLC is serving as the general partner of Select GP. The principal business of Mr. Dondero is serving as the President of NexPoint Advisors GP and Strand and as the ultimate control person of Strand XVI, NexPoint Advisors GP and Strand.

PLEASE VOTE TODAY!

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please vote your Shares by following the instructions on the BLUE voting form provided by your broker or bank. The NexPoint Group urges you to confirm in writing your instructions to the NexPoint Group in care of D.F. King at the address provided below so that the NexPoint Group will be aware of all instructions given and can attempt to ensure that such instructions are followed.

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll–Free at: 866-342-2676

Email: MCC@dfking.com

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD

IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE

BLUE PROXY CARD

MEDLEY CAPITAL CORPORATION

2019 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE NEXPOINT GROUP

THE BOARD OF DIRECTORS OF MEDLEY CAPITAL CORPORATION

IS NOT SOLICITING THIS PROXY

The undersigned appoints Thomas Surgent and Richard Grubaugh as the undersigned’s attorney, proxy and agent with full power of substitution to vote, acting together or separately, all shares of common stock of Medley Capital Corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders scheduled to be held on June 4, 2019, at 12:00 p.m., Eastern time, at the offices of Eversheds Sutherland (US) LLP located at 1114 Avenue of the Americas, 40th Floor, New York, New York 10036, including any adjournments or postponements thereof and any meeting that may be called in lieu thereof by the Company (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. All properly executed proxies will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Annual Meeting. Mark each vote with an X in the box.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NEXPOINT GROUP’S NOMINEES IN PROPOSAL 1 AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

MEDLEY CAPITAL CORPORATION

SOLICITATION OF PROXIES BY THE NEXPOINT GROUP

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of the common stock of Medley Capital Corporation for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE

BLUE PROXY CARD

THE NEXPOINT GROUP, (“NEXPOINT”) URGES A VOTE FOR PROPOSAL NO. 1, AND DOES NOT MAKE A VOTING RECOMMENDATION REGARDING PROPOSAL NO. 2.

Proposal No. 1: The NexPoint Group’s proposal to elect its slate of director nominees, each of whom will serve as director of the Company for the term specified in the attached proxy statement.

Nominees:	FOR	WITHHOLD AUTHORITY
(01) Stephen A. Mongillo	[ ]	[ ]
(02) Mark T. Goglia	[ ]	[ ]

Proposal No. 2: To ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

This Proxy will be voted as directed and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

DATE:	SIGNATURE:	SIGNATURE (IF	TITLE:
HELD JOINTLY):

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

•	Vote By Mail. Vote Your Shares of Common Stock of the Company by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

•	Vote Through the Internet.

Internet voting is available to vote for the NexPoint Group’s Nominees on behalf of beneficial owners of shares of common stock of the Company but not for voting by stockholders of record of shares of common stock of the Company. For voting on behalf of beneficial owners of shares of common stock of the Company that wish to vote for the NexPoint Group’s Nominees, go to www.proxyvote.com. For voting on behalf of beneficial owners voting through the Internet, you will be required to provide the unique control number printed on this proxy card. You may vote by Internet 24 hours a day, 7 days a week until 11:59 PM EDT the day before the Annual Meeting. Your Internet vote authorizes the named proxies to vote your shares of common stock of the Company in the same manner as if you had executed a proxy card.

Dated: May 13, 2019

Thank you for your consideration and support,

NexPoint Advisors, L.P.